UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: March 16, 2015

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 16, 2015, Turtle Beach Corporation (the “Company”) entered into a third amendment (the “Third Amendment”) to its Loan, Guaranty and Security Agreement, dated March 31, 2014 (as amended, the “Credit Agreement”), by and among the Company, Voyetra Turtle Beach, Inc., VTB Holdings, Inc., Turtle Beach Europe Limited, PSC Licensing Corp., the various financial institutions and other persons from time to time party thereto and Bank of America, N.A. (“Bank of America”), as agent, sole lead arranger and sole bookrunner, pursuant to which Bank of America and the lenders under the Credit Agreement agreed to waive the Existing Events of Default (as defined below).

In March 2015, Bank of America notified the Company that certain events of default had occurred and were continuing under the Credit Agreement, including (i) the Company’s failure to deliver in a timely matter certain monthly financial statements in accordance with the Credit Agreement, (ii) the Company’s failure to deliver in a timely matter certain financial projections in accordance with the Credit Agreement, (iii) the Company’s failure to repay an over-advance of approximately $100,000 that existed between March 6, 2015 and March 9, 2015, (iv) the Company’s failure to satisfy the fixed charge coverage ratio under the Credit Agreement for certain measurement dates during the fourth quarter of 2014 (in part as a result of certain retroactive changes to the calculation of such ratio pursuant to the second amendment to the Credit Agreement, dated December 29, 2014) and (v) the Company’s failure to deliver its audited financial statements to Bank of America within 90 days of the end of its 2014 fiscal year (the “Existing Events of Default”).

In addition, the Third Amendment amends certain other provisions of the Credit Agreement and requires that we maintain an EBITDA ratio at the end of each month beginning April 30, 2015 on a cumulative basis through the remainder of 2015, and thereafter on a trailing twelve-month basis in amounts agreed to with Bank of America. The current fixed charge coverage ratio of at least 1.15 to 1.00 on the last day of each month while a Covenant Trigger Period (as defined in the Credit Agreement) is in effect will become effective again after the Company has complied with such ratio for six consecutive months. Further, the Third Amendment provides for a temporary availability block of $3,000,000 that will be reduced to $0 upon the Company’s delivery of financial statements reflecting a fixed charge coverage ratio of at least 1.15 to 1.00 for six consecutive months. The Third Amendment also provides for the payment of a fee to Bank of America.

The foregoing summary of the Third Amendment does not purport to be complete and is qualified in its entirety by the full text of the Third Amendment, which is attached hereto as Exhibit 10.1 and is incorporated by reference.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information in Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 3, dated March 16, 2015, to Loan, Security and Guarantee Agreement, dated as of March 31, 2014, among Parametric Sound Corporation and Voyetra Turtle Beach, Inc. as US Borrowers and UK Guarantors, Turtle Beach Europe Limited as UK Borrower, PSC Licensing Corp. and VTB Holdings, Inc. as a US Guarantor and a UK Guarantor, and Bank of America, N.A., as Agent, Sole Lead Arranger and Sole Bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 20, 2015	TURTLE BEACH CORPORATION

	By:	/s/ John T. Hanson
John T. Hanson Chief Financial Officer